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                                                                  Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 25, 1998 (except for the last paragraph of Note 17, as to which the date is February 15, 1999), incorporated by reference in the Proxy Statement of Netscape Communications Corporation that
is made a part of the Registration Statement (Form S-4 No. 33-     ) and
Prospectus of America Online, Inc. for the registration of 48,677,826 shares of its common stock.

                                                 /s/ Ernst & Young LLP

Vienna, Virginia
February 17, 1999